ESCALON MEDICAL CORP.
435 Devon Park Drive
Building 100
Wayne, PA 19087
(Nasdaq Capital Market: ESMC)

AT THE COMPANY

Richard J. DePiano Chairman and CEO

610/688-6830

ESCALON® ANNOUNCES THE REFINANCING OF ITS DEBT

Wayne, PA – May 5, 2011 – Escalon Medical Corp. (Nasdaq Market: ESMC) announced the refinancing of its debt in connection with the acquisition of certain assets of Biocode Hycel (“Biocode”). On December 31, 2008 Drew Scientific, Inc. (“Drew”) acquired certain assets of Biocode for $5,900,000 (4,200,000 Euros) plus acquisition costs of approximately $300,000. The sales price was payable in cash of approximately $324,000 (approximately 231,000 Euros) and $5,865,000 in debt from Drew. The seller-provided financing was collateralized by certain assets of Biocode. Biocode assets were vertically integrated into the Company’s clinical diagnostics business. The seller-provided financing was guaranteed by the Company and required payment over four years.

Under the terms of the debt refinancing, the Company will pay the balance of the seller provided financing of $3,375,000 Euros by the sum per month in euros having an exchange value of $50,000 United States Dollars as of the date of payment. Interest will remain unchanged and will accrue on the outstanding amount of the purchase price at an interest rate of 7% per year on the basis of the actual days elapsed and a 365 day year.  Upon the sixtieth month after this Amendment, the Company has agreed to pay the balance of the outstanding amount in euros in full in one payment. The refinancing will reduce the current portion of our long-term debt from approximately $2,600,000 to $600,000.

“We are very pleased to announce the refinancing of our debt, which includes an extension of the maturity date of our loan and revised repayment terms,” commented Richard J. DePiano, Jr. President. “By extending the term and fixing the repayment amount, we have significantly strengthened our balance sheet by reducing our current liabilities.  Further, we now have a clear, consistent and a more reasonable repayment schedule.”

Founded in 1987, the Company (www.escalonmed.com) develops, markets and distributes ophthalmic diagnostic, surgical and pharmaceutical products. Drew Scientific, which operates as a separate business unit, provides instrumentation and consumables for the diagnosis and monitoring of medical disorders in the areas of diabetes, cardiovascular diseases and hematology, as well as veterinary hematology and blood chemistry. The Company seeks to utilize strategic partnerships to help finance its development programs and is also seeking acquisitions to further diversify its product line to achieve critical mass in sales and take better advantage of the Company ‘s distribution capabilities, although such partnerships or acquisitions may not occur. The Company has headquarters in Wayne, Pennsylvania and operations in Long Island, New York, New Berlin, Wisconsin, Lawrence, Massachusetts, Dallas, Texas, Waterbury, Connecticut, Miami, Florida, Barrow-in-Furness, U.K. and Le Rheu, France.

Forward-Looking Statements

Certain of the statements contained herein may be, within the meaning of the federal securities laws, “forward-looking statements,” which are subject to risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements — which uncertainties or risks includes the Company’s ability to generate sufficient cash from operations or future financings of which there can be no assurance. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. See the Company’s Form 10-K for the fiscal year ended June 30, 2010 for a discussion of such risks, uncertainties and other factors. These forward-looking statements are based on management’s expectations as of the date hereof, and the Company does not undertake any responsibility to update any of these statements in the future.